EXHIBIT 10.3

AMENDMENT NO. 3 AND WAIVER

TO SECOND LIEN CREDIT AGREEMENT

This AMENDMENT NO. 3 AND WAIVER TO SECOND LIEN CREDIT AGREEMENT, dated as of November 6, 2009 (this “Agreement”), is by and among CRIMSON EXPLORATION INC., a Delaware corporation (the “Borrower”), CRIMSON EXPLORATION OPERATING, INC. a Delaware corporation, and the lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Lenders and Credit Suisse, as administrative agent (in such capacity, the “Agent”) and as collateral agent for the Lenders, are parties to that certain Second Lien Credit Agreement, dated as of May 8, 2007, as amended by that certain Amendment No. 1 dated as of June 5, 2007 and that certain Amendment No. 2 and Limited Agreement dated as of May 13, 2009 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made loans to the Borrower;

WHEREAS, the Borrower has was requested that the Required Lenders waive compliance with Section 6.13 of the Credit Agreement for the fiscal quarter ended September 30, 2009 and to amend Section 7.02 of the Credit Agreement; and

WHEREAS, on the terms and subject to the conditions contained herein, the Lenders party hereto are willing to provide the waivers and to effect the amendments contemplated herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1        Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2         Amendments to Credit Agreement. Sections 7.02(a) and (b) of the Credit Agreement is hereby amended by replacing the phrase “clauses (d), (e) and (f) of Section 7.01” in each of the places it appears therein with the phrase “clauses (e), (f) and (g) of Section 7.01”.

Section 3          Limited Waivers. In reliance on the representations and warranties set forth in Section 4 below, and in accordance with Section 9.08 of the Credit Agreement, the Required Lenders hereby waive (i) the Borrower’s non-compliance, if any, with Section 6.13 of the Credit Agreement with respect to the fiscal quarter ended September 30, 2009; (ii) waive any and all Defaults or Events of Default that may have occurred as a result of or in connection with any such failure of the Borrower to comply with Section 6.13 of the Credit Agreement for such fiscal quarter or under Section 7.01(p) of the Credit Agreement as a result of any breach of the corresponding covenant in the First Lien Loan Agreement; and (iii) release, relinquish and forfeit all claims arising prior to the date hereof arising as a result of or in connection any such failure of the Borrower to comply with Section 6.13 of the Credit Agreement for such fiscal quarter or under Section 7.01(p) of the Credit Agreement as a result of a breach of such corresponding covenant in the First Lien Loan Agreement.

Section 4          Representations and Warranties. To induce the Required Lenders to enter into this Agreement, the Borrower represents and warrants to the Lenders party hereto as of the date hereof that:

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(a)    The Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms;

 (b)       No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any Person are necessary for the execution, delivery or performance by the Borrower of this Agreement or for the validity or enforceability thereof; and

(c)       Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof under, the charter or by-laws of the Borrower, or any Governmental Requirement or any Material Agreement (other than the Loan Documents), or constitute a default under any such agreement, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument.

Section 5          Conditions to Effectiveness. This Agreement shall become effective on and as of the date on which the Borrower and the Required Lenders have executed and delivered this Agreement.

Section 6	Confirmation of Loan Documents.

(a)       This Agreement shall constitute a Loan Document, as such term is defined in the Credit Agreement. The waivers and amendment contained herein shall not be construed as waivers of or amendments to any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Agent or the Lenders.

(b)       This Agreement is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

(c)       The Borrower hereby reaffirms its obligations under the Credit Agreement and each of the other Loan Documents, as the same are amended hereby, and agrees and acknowledges that each such document and all of such obligations thereunder, remain in full force and effect after giving effect to this Agreement.

Section 7          Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or email in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

               Section 8          Applicable Law.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN

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DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9          Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

CRIMSON EXPLORATION INC.

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial Officer

CRIMSON EXPLORATION OPERATING, INC.

By: /s/ E. Joseph Grady

E. Joseph Grady
Senior Vice President and
Chief Financial Officer

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.,

as a Lender

By:	OCM Principal Opportunities Fund III GP, L.P.,
its general partner

By:	Oaktree Fund GP I, L.P., its general partner

By:	/s/ B. James Ford
B. James Ford
Authorized Signatory

By:	/s/ Adam C. Pierce
Adam C. Pierce
Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND IIIA, L.P.,

as a Lender

By:	OCM Principal Opportunities Fund III GP, L.P.,
its general partner

By:	Oaktree Fund GP I, L.P., its general partner

By: /s/ B. James Ford

B. James Ford
Authorized Signatory

By: /s/ Adam C. Pierce

Adam C. Pierce
Authorized Signatory

WELLS FARGO ENERGY CAPITAL, INC.,

as a Lender

By:	/s/ Chris Carter
Name: Chris Carter
Title: Vice President